News Release                                                        Exhibit 99.1
PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA  91221-5050
www.psbusinessparks.com

-------------------------------------------------------------------------------

                                 For Release:           Immediately
                                 Date:                  January 30, 2002
                                 Contact:               Mr. Jack Corrigan
                                                        (818) 244-8080, Ext. 663

PS Business Parks, Inc. (AMEX - PSB) reported fourth quarter 2001 net income of $9.9 million or $0.46 per share, vs. $16.2 million or $0.70 per share. PSB also reported FFO per share of $0.81 for the fourth quarter of 2001, an increase of 11.0% from $0.73 per share in the prior year. PSB'S "Same Park" net operating income growth was 4.3% for the quarter.

Glendale, California - PS Business Parks, Inc. (AMEX: PSB), reported operating results for the fourth quarter and the year ending December 31, 2001.

Net income allocable to common shareholders for the fourth quarter of 2001 was $9.9 million or $0.46 per diluted share on revenues of $45.9 million compared to $16.2 million or $0.70 per diluted share on revenues of $38.3 million for the same period in 2000. Net income allocable to common shareholders in the fourth quarter of 2000 included a gain on the Company's investment in Pacific Gulf Properties Inc. ("PAG") of $6.0 million ($7.8 million before minority interest in income) or $0.26 per diluted share. Net income allocable to common shareholders for the year ended December 31, 2001 was $41.0 million or $1.83 per diluted share on revenues of $170.4 million compared to $46.1 million or $1.97 per diluted share on revenues of $150.6 million for the same period in 2000. Net income allocable to common shareholders for the year ended December 31, 2000 included a gain on the Company's investment in PAG and disposition of properties of $6.2 million ($8.1 million before minority interest in income) or $0.26 per diluted share.

Operating earnings (a new reporting measure developed by securities analysts) exclude gains and losses on property dispositions and investments. Operating earnings were $13.2 million or $0.46 per diluted share for the fourth quarter of 2001 compared to $13.5 million or $0.44 per diluted share for the same period in 2000. Operating earnings were $54.4 million or $1.83 per diluted share for the year ended December 31, 2001 compared to $52.5 million or $1.71 per diluted share for the same period in 2000.

Funds from operations ("FFO") for the fourth quarter of 2001 were $23.5 million or $0.81 per share compared to $22.2 million or $0.73 per share for the same period in 2000. This represents an increase of 11.0% in FFO per share based on
29.0 million and 30.5 million weighted average shares outstanding during the fourth quarter of 2001 and 2000, respectively. FFO for the year ended December 31, 2001 was $93.6 million or $3.15 per share compared to $86.0 million or $2.80 per share for the same period in 2000. This represents an increase of 12.5% in FFO per share based on 29.7 million and 30.7 million weighted average shares outstanding for the year ended December 31, 2001 and 2000, respectively. FFO and FFO per share exclude the gain on the Company's investment in PAG, the gain on the sale of real estate and the accrual of straight line rents, all of which are included in the calculation of net income.

The growth in FFO per share is due to the performance of the Company's "Same Park" operations (see below) combined with income from acquisitions and developments made or completed during 2000 and 2001 and a reduction in the number of the Company's outstanding common shares. The Company's "Same Park" operations continued to benefit from increased rental rates on expiring leases offset by declining occupancy levels.

Property Operations
-------------------

In order to evaluate the performance of the Company's overall portfolio, management analyzes the operating performance of a consistent group of properties (11.4 million net rentable square feet). These properties in which the Company currently has an ownership interest (herein referred to as the "Same Park" facilities) have been owned and operated by the Company for the comparable periods. The number of properties and square footage has been reduced since the third quarter for additional planned dispositions and the retention of one property The "Same Park" facilities represent approximately 77% of the square footage of the Company's wholly-owned portfolio at December 31, 2001, but approximately 90% of the average portfolio for the year.

Beginning with the first quarter of 2002, the Company will add properties acquired and developed in 2000 totaling approximately 0.7 million square feet to its "Same Park" facilities. The "Same Park" facilities for 2002 will be approximately 12.1 million square feet and will represent approximately 82% of the square footage of the Company's wholly-owned portfolio at December 31, 2001.

The following tables summarize the pre-depreciation historical operating results of the "Same Park" facilities in addition to information on the entire portfolio, excluding the effects of accounting for rental income on a straight-line basis.

                "Same Park" Facilities (11.4 million square feet)
                -------------------------------------------------


                                                                     Three Months Ended
                                                                        December 31,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ------------------ ------------------ ---------------
  Rental income (1)....................................      $  35,176,000       $  33,713,000          4.3%
  Cost of operations...................................          9,094,000           8,705,000          4.5%
                                                            ------------------ ------------------ ---------------
  Net operating income.................................      $  26,082,000       $  25,008,000          4.3%
                                                            ================== ================== ===============
  Gross margin (2).....................................          74.1%               74.2%             (0.1%)
  Weighted average for period:
  ----------------------------
      Occupancy........................................          94.9%               97.1%             (2.2%)
      Annualized realized rent per occupied sq. ft.(3).          $13.00              $12.18             6.7%
  ...............................................................................................................

                                                                         Year Ended
                                                                        December 31,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ------------------ ------------------ ---------------

  Rental income (1)....................................      $ 139,239,000       $ 131,347,000          6.0%
  Cost of operations...................................         36,385,000          35,061,000          3.8%
                                                            ------------------ ------------------ ---------------
  Net operating income.................................      $ 102,854,000       $  96,286,000          6.8%
                                                            ================== ================== ===============
  Gross margin (2).....................................          73.9%               73.3%              0.6%

  Weighted average for period:
  ----------------------------
      Occupancy........................................          95.6%               96.8%             (1.2%)
      Annualized realized rent per occupied sq. ft.(3).          $12.78              $11.90             7.4%



(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

                           Total Portfolio Statistics
                           --------------------------


                                                                     Three Months Ended
                                                                        December 31,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ------------------ ------------------ ---------------
  Rental income (1)....................................      $  44,365,000       $  36,653,000          21.0%
  Cost of operations...................................         12,362,000           9,858,000          25.4%
                                                            ------------------ ------------------ ---------------
  Net operating income.................................      $  32,003,000       $  26,795,000          19.4%
                                                            ================== ================== ===============

  Gross margin (2).....................................           72.1%              73.1%             (1.0%)

  Weighted average for period:
  ----------------------------
      Square footage...................................        13,232,000          12,154,000           8.9%
      Occupancy........................................          94.8%               97.0%             (2.2%)
      Annualized realized rent per occupied sq. ft.(3).          $14.15              $12.44             13.7%

  ...............................................................................................................

                                                                         Year Ended
                                                                        December 31,
                                                            -------------------------------------
                                                                  2001                2000             Change
                                                            ------------------ ------------------ ---------------
  Rental income (1)....................................      $ 165,158,000       $ 141,967,000          16.3%
  Cost of operations...................................         45,214,000          39,290,000          15.1%
                                                            ------------------ ------------------ ---------------
  Net operating income.................................      $ 119,944,000       $ 102,677,000          16.8%
                                                            ================== ================== ===============

  Gross margin (2).....................................          72.6%               72.3%              0.3%

  Weighted average for period:
  ----------------------------
      Square footage...................................        12,700,000          12,296,000           3.3%
      Occupancy........................................          95.5%               96.7%             (1.2%)
      Annualized realized rent per occupied sq. ft.(3).          $13.62              $11.94             14.1%



(1) Rental income does not include the effect of straight-line accounting.

(2) Gross margin is computed by dividing property net operating income by rental income.

(3) Realized rent per square foot represents the actual revenues earned per occupied square foot.

Property Acquisition
--------------------

As previously announced, the Company made two significant property acquisitions in two of its primary markets during the fourth quarter.

On November 20, 2001, the Company acquired the well-established business park known as the Cornell Oaks Corporate Center in Beaverton, Oregon at a cost of approximately $88 million. The acquisition included 24 acres of developable land. The park is located at the gateway to Portland's high-tech "Silicon Forest" and consists of 12 buildings (685,000 square feet) including one office building (63,000 square feet) and eleven flex-space buildings (622,000 square feet). The Park is approximately 95% occupied with 5% of the leases measured by square footage expiring through December 31, 2002. The largest tenant is Intel Corporation, which occupies 237,000 square feet or 35% of the Park. This acquisition increases the Company's portfolio in the Beaverton submarket of Portland, Oregon to approximately two million square feet.

On December 27, 2001, the Company acquired the well-established business park known as Metro Park North in Rockville, Maryland at a cost of approximately $127 million. The park consists of 17 buildings (903,000 square feet) including nine office buildings (692,000 square feet) and eight flex-space buildings (211,000 square feet). The Park is located in the I-270 corridor which contains major concentrations of Federal Government Agencies including the National Institutes of Health, the Food and Drug Administration, the Department of Health and Human Services, Department of Energy and major private employers including IBM, Lockheed Martin, Host Marriott and Hughes Network Systems. The Park is approximately 95% occupied with 10% of the leases measured by square footage expiring through December 31, 2002. The largest tenant is the U.S. Government, which occupies 224,000 square feet or 25% of the Park. This acquisition establishes the Company's presence in the Rockville, Maryland submarket and significantly increases its overall presence in the Maryland/Northern Virginia market to approximately 4.4 million square feet.

These acquisitions were funded using existing cash of $80 million, borrowings under its line of credit of $100 million and short term borrowings of $35 million from an affiliate. The Company will continue to apply a disciplined approach to its acquisition program while seeking additional acquisitions in these and other markets across the country.

Preferred Stock Issuance
------------------------

On January 28, 2002, the Company completed a public offering of 2,000,000 depositary shares, each representing 1/1,000 of a share of the Company's 8 3/4% Cumulative Preferred Stock, Series F, at $25.00 per share. Net proceeds totaling $48.4 million were used to repay borrowings from an affiliate of $30 million. The remaining proceeds will be used for general corporate purposes.

Financial Condition
-------------------

The Company continued to maintain financial strength and flexibility. The following are the Company's key financial ratios with respect to its leverage for the three months ended December 31, 2001.


                                                                                    Actual         Pro Forma (3)
                                                                                   -------       -----------------
     Ratio of FFO to fixed charges (1).....................................         36.1x            27.2x
     Ratio of FFO to fixed charges and preferred distributions (2).........          3.9x             3.7x

     Debt and  preferred  equity to total market capitalization (based on
     the common stock price of $31.50 at December 31, 2001)...............           35%              35%


(1) Fixed charges include interest expense of $783,000 and capitalized interest of $90,000.

(2) Preferred distributions include amounts paid to preferred shareholders of $2,840,000 and preferred unitholders in the operating partnership of $4,411,000.

(3)  Pro forma  reflects the January 2002  issuance of preferred  stock,  fourth
     quarter   property   acquisitions   and  related   borrowings  as  if  such
     transactions had occurred on October 1, 2001.



Property Disposition
--------------------

Earlier this year, a property located in San Diego, California totaling 77,000 square feet was identified as not meeting the Company's ongoing investment strategy and was designated for disposition in 2001. On November 19, 2001, this property was disposed of through a three-party (section 1031) like-kind exchange transaction. The ultimate purchaser paid approximately $9 million ($8.6 million net of closing costs) for the property in the form of $1.6 million in cash and a note receivable for $7.4 million due within twelve months. The Company expects to recognize a gain of approximately $5 million for financial statement purposes once the ultimate purchaser obtains third-party financing for the property.

During the quarter, management made the decision to retain one property, previously held for disposition. In addition, the Company identified two properties totaling 199,000 square feet that do not meet its ongoing investment strategy. These properties have been designated for disposition in 2002. The Company expects net proceeds to approximate book value of $9.5 million.

Joint Venture
-------------

On October 23, 2001, the Company and GE Capital Corporation ("GECC") formed a joint venture to own and operate an industrial park in the City of Industry submarket of Los Angeles County. The Park consisting of 294,000 square feet of industrial space was acquired in December 2000 at a cost of approximately $14.4 million. It was contributed to the joint venture at its original cost. Under the terms of the joint venture, GE Capital will hold a 75% equity interest and the Company will hold the remaining 25% equity interest. The joint venture has a variable rate mortgage obligation of $7 million, which currently bears interest at 5.45% and is due in five years. The Company has guaranteed repayment of the mortgage, but it is not included in the Company's total liabilities.

Development Properties
----------------------

The Company has developed one office and one flex facility that are currently shell complete and in the lease-up phase. The properties were developed using the expertise of local development companies. The office development consisting of two buildings totaling 97,000 square feet was completed in the second quarter of 2001 in the Beaverton submarket of Portland, Oregon and is 27% leased. The flex development consisting of two buildings totaling 141,000 square feet in the Chantilly submarket of Northern Virginia was completed in the fourth quarter of 2000 and is 60% leased.

The projects total approximately 238,000 square feet and have an estimated aggregate cost of approximately $25 million. The Company capitalized $90,000 and $1,091,000 of interest expense for the three months and year ended December 31, 2001.

Stock Repurchase Program
------------------------

The Company's Board of Directors has authorized the repurchase from time to time of up to 4,500,000 shares of the Company's common stock on the open market or in privately negotiated transactions. From January 1, 2001 through December 31, 2001, the Company repurchased 1,599,111 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $44.7 million (average cost of $27.45 per share/unit). Since the inception of the program (March 2000), the Company has repurchased an aggregate total of 2,321,711 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $61.4 million (average cost of $26.10 per share/unit).

Company Information
-------------------

PSB is a self-advised and self-managed equity real estate investment trust specializing in the ownership, management, acquisition, development and redevelopment of business parks containing principally office "flex" space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2001, PSB wholly-owned approximately 14.8 million net rentable square feet of commercial space with approximately 3,300 customers located in 9 states, concentrated primarily in California (4,673,000 sq. ft.), Texas (2,983,000 sq. ft.), Oregon (1,973,000 sq.
ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,769,000 sq. ft.).

Forward-Looking Statements
--------------------------

When used within this press release, the words "expects," "believes," "anticipates," "should," "estimates," and similar expressions are intended to identify "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company's facilities, the Company's ability to evaluate, finance, and integrate acquired and developed properties into the Company's existing operations; the Company's ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company's facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the fourth quarter's operating results is available on the Internet. The Company's web site is www.psbusinessparks.com.
                          ------------------------

A conference  call is  scheduled  for  Thursday,  January 31, 2001 at 10:00 a.m.
(PDT) to discuss these results. The toll free number is 1-888-790-1712, the passcode is "PSB" and the conference call leader is Jack Corrigan. An instant replay of the conference call will be available through February 7, 2002 at 1-800-756-3940. The replay can also be accessed under the "Investor Relations" section of our web site. The conference ID # is 6718682 and the passcode is "PSB."

Additional financial data attached.


                                                  PS BUSINESS PARKS, INC.
                                                  Selected Financial Data



                                                                           At December 31, 2001      At December 31, 2000
                                                                          ----------------------    ----------------------
Balance Sheet Data:
-------------------
    Cash and cash equivalents........................................        $     3,076,000           $    49,295,000
    Marketable securities............................................        $     9,134,000           $     6,065,000
    Note receivable..................................................        $     7,450,000           $             -
    Construction in progress.........................................        $             -           $    19,467,000
    Properties held for disposition, net.............................        $     9,498,000           $             -
    Real estate facilities, before accumulated depreciation..........        $ 1,237,691,000           $   923,348,000
    Total assets.....................................................        $ 1,169,955,000           $   930,756,000
    Total debt.......................................................        $   165,145,000           $    30,971,000
    Minority interest - common units.................................        $   162,141,000           $   161,728,000
    Minority interest - preferred units..............................        $   197,750,000           $   144,750,000
    Perpetual preferred stock........................................        $   121,000,000           $    55,000,000
    Common shareholders' equity......................................        $   478,731,000           $   509,343,000

    Total common shares outstanding at period end....................             21,540,000                23,045,000
                                                                          ======================    ======================

    Total   common  shares  outstanding  at   period  end,   assuming
      conversion  of  all   Operating     Partnership    units   into
      common stock...................................................             28,845,000                30,380,000
                                                                          ======================    ======================

                             PS BUSINESS PARKS, INC.
                             Selected Financial Data


                                                          For the Three Months Ended             For the Year Ended
                                                                 December 31,                       December 31,
                                                       --------------------------------- -----------------------------------
                                                             2001             2000              2001             2000
                                                       ---------------- ---------------- ----------------- -----------------
Revenues:
   Rental income....................................   $   45,098,000    $   36,906,000   $  167,062,000    $  144,171,000
  Facility management fees primarily from affiliates          184,000           156,000          683,000           539,000
  Business services.................................           45,000           198,000          353,000           547,000
  Equity in income of joint venture.................           25,000                 -           25,000                 -
  Interest income...................................          592,000         1,030,000        2,251,000         4,076,000
  Dividend income...................................            5,000             4,000           17,000         1,301,000
                                                       ---------------- ---------------- ----------------- -----------------
                                                           45,949,000        38,294,000      170,391,000       150,634,000
                                                       ---------------- ---------------- ----------------- -----------------
Expenses:
  Cost of operations................................       12,362,000         9,858,000       45,214,000        39,290,000
  Cost of facility management.......................           41,000            34,000          152,000           111,000
  Cost of business services.........................          112,000           202,000          572,000           344,000
  Depreciation and amortization.....................       11,009,000         8,914,000       41,067,000        35,637,000
  General and administrative........................        1,163,000         1,095,000        4,320,000         3,954,000
  Interest expense..................................          783,000           235,000        1,715,000         1,481,000
                                                       ---------------- ---------------- ----------------- -----------------
                                                           25,470,000        20,338,000       93,040,000        80,817,000
                                                       ---------------- ---------------- ----------------- -----------------

Income before gain (loss) on investments and
   minority interest...............................        20,479,000        17,956,000       77,351,000        69,817,000
  Gain on disposition of real estate................                -                 -                -           256,000
  Gain (loss) on investment in marketable securities           (7,000)        7,849,000            8,000         7,849,000
                                                       ---------------- ---------------- ----------------- -----------------
Income before minority interest.....................       20,472,000        25,805,000       77,359,000        77,922,000
  Minority interest in income - preferred units.....       (4,411,000)       (3,187,000)     (14,107,000)      (12,185,000)
  Minority interest in income - common units........       (3,335,000)       (5,163,000)     (13,382,000)      (14,556,000)
                                                       ---------------- ---------------- ----------------- -----------------
Net income..........................................   $   12,726,000    $   17,455,000   $   49,870,000    $   51,181,000
                                                       ================ ================ ================= =================

Net income allocation:
   Allocable to preferred shareholders..............   $    2,840,000    $    1,272,000   $    8,854,000    $    5,088,000
   Allocable to common shareholders.................        9,886,000        16,183,000       41,016,000        46,093,000
                                                       ---------------- ---------------- ----------------- -----------------
                                                       $   12,726,000      $ 17,455,000   $   49,870,000      $ 51,181,000
                                                       ================ ================ ================= =================

Net income per common share - diluted:                 $         0.46      $       0.70   $         1.83      $       1.97
                                                       ================ ================ ================= =================

 Weighted average common shares outstanding -              21,692,000        23,196,000       22,435,000        23,365,000
 diluted:..........................................    ================ ================ ================= =================


                             PS BUSINESS PARKS, INC.
                  Computation of Funds from Operations ("FFO")


                                                                  Three Months Ended                     Year Ended
                                                                     December 31,                       December 31,
                                                          ---------------------------------  ----------------------------------
                                                                2001              2000             2001              2000
                                                          ---------------- ----------------  ---------------- -----------------

Net income allocable to common shareholders............    $   9,886,000    $  16,183,000     $  41,016,000    $  46,093,000
    Less:  Loss (Gain) on investment in marketable
      securities.......................................            7,000                -            (8,000)      (7,849,000)
    Less:  Gain on disposition of real estate..........                -       (7,849,000)                -         (256,000)
    Depreciation and amortization......................       11,009,000        8,914,000        41,067,000       35,637,000
    Depreciation from unconsolidated joint venture.....           15,000                -            15,000                -
    Minority interest in income - common units.........        3,335,000        5,163,000        13,382,000       14,556,000
    Less:  Straight line rent adjustment...............         (733,000)        (253,000)       (1,904,000)      (2,204,000)
                                                          ---------------- ----------------  ---------------- -----------------
Consolidated FFO allocable to common shareholders......    $  23,519,000    $  22,158,000     $  93,568,000    $  85,977,000
                                                          ================ ================  ================ =================

Computation of Diluted FFO per Common Share (1):
------------------------------------------------

Consolidated FFO allocable to common shareholders......    $  23,519,000    $  22,158,000     $  93,568,000    $  85,977,000
                                                          ================ ================  ================ =================

     Weighted average common shares outstanding........       21,576,000       23,073,000        22,350,000       23,284,000
     Weighted average common OP units outstanding......        7,305,000        7,336,000         7,306,000        7,363,000
     Dilutive effect of stock options..................          116,000          123,000            85,000           81,000
                                                          ---------------- ----------------  ---------------- -----------------
Weighted average common shares and OP units for purposes
  of computing fully-diluted FFO per common share......       28,997,000       30,532,000        29,741,000       30,728,000
                                                          ================ ================  ================ =================

Fully diluted FFO per common share ....................    $        0.81    $        0.73     $        3.15    $        2.80
                                                          ================ ================  ================ =================

Computation  of  Funds  Available   for    Distribution
-------------------------------------------------------
  ("FAD") (2)
  -----------

Consolidated FFO allocable to common shareholders......    $  23,519,000    $  22,158,000     $  93,568,000    $  85,977,000
                                                          ================ ================  ================ =================

Less capitalized expenditures:
     Maintenance capital expenditures..................       (1,613,000)        (927,000)       (4,202,000)      (3,228,000)
     Tenant improvements...............................       (1,835,000)      (2,206,000)       (4,926,000)      (5,264,000)
     Capitalized lease commissions.....................         (847,000)      (1,036,000)       (2,513,000)      (3,275,000)
                                                          ---------------- ----------------  ---------------- -----------------
Total capitalized expenditures.........................       (4,295,000)      (4,169,000)      (11,641,000)     (11,767,000)
                                                          ---------------- ----------------  ---------------- -----------------

FAD....................................................    $  19,224,000    $  17,989,000     $  81,927,000    $  74,210,000
                                                          ================ ================  ================ =================
FAD per common share/OP unit...........................    $        0.66    $        0.59     $        2.75    $        2.42
                                                          ================ ================  ================ =================



(1) Funds from operations ("FFO") is a term defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") by which real estate investment trusts ("REITs") may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT's requirement to make either capital expenditures or principal payments on debt. The Company excludes straight line rent adjustments and gains/losses on disposition of real estate and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)  Funds available for distribution ("FAD") is computed by deducting recurring
     capital   expenditures,   tenant   improvements  and  capitalized   leasing
     commissions from FFO.